Exhibit 11.1

CODE OF PRACTICE FOR DEALING IN INTERCONTINENTAL HOTELS GROUP PLC SECURITIES

Persons Discharging Managerial Responsibilities (‘PDMR’)

IN ACCORDANCE WITH THE

MARKET ABUSE REGULATIONS

EFFECTIVE 3 JULY 2016

Corporate Legal & Secretariat (‘CLS’)

InterContinental Hotels Group PLC

1 Windsor Dials

Arthur Road

Windsor, Berkshire SL4 1RS

Telephone: 01753 972 000

Email: insiders@ihg.com

Effective: July 2016

Last updated: January 2025

CONTENTS

Section:	Applies to:	Page:
Introduction	All	1

Glossary	All	1

Part A – Clearance procedures	All	4

1. Clearance to Deal

2. Further guidance

Appendix 1 – Application for Permission to Deal

Part B – Additional provisions for PDMRs	Board and Executive Committee Members only	7
1. Circumstances for refusal
2. Notification of transaction
3. PCAs and Investment Managers

Appendix 2 – Transaction Notification

Appendix 3 – FCA Notification Authorisation

Appendix 4 – Pro-forma letter from PDMRs to PCAs

Introduction

The purpose of this Code is to ensure that the directors, executive committee members and certain employees of InterContinental Hotels Group PLC (‘IHG’ or the ‘Company’) and its subsidiaries (together the ‘Group’), do not abuse, and do not place themselves under suspicion of abusing, Inside Information and comply with their obligations under the Market Abuse Regulation.

Part A of this Code contains the Dealing clearance procedures that must be observed by the Company’s persons discharging managerial responsibilities (known as ‘PDMRs’) and those employees who have been told that the clearance procedures apply to them (known together with PDMRs as ‘Restricted Persons’). This means that there will be certain times when such persons cannot deal in IHG shares or other Company Securities.

Part B sets out certain additional obligations that only apply to PDMRs.

Failure by any person who is subject to this Code to observe and comply with its requirements may result in disciplinary action. Depending on the circumstances, such noncompliance may also constitute a civil and/or criminal offence. Depending on the circumstances, such noncompliance may also mean that you and any other person involved in a prohibited dealing has committed a civil and/or criminal offence. This Code also imposes obligations on you in respect of “persons closely associated” with you.

Glossary

Defined Terms:

‘CLS Team’ means any of the Company Secretary, Deputy Company Secretary, and members of the Corporate Legal and Secretariat team.

‘Closed Period’ means a MAR Closed Period and/or an Insider Closed Period.

‘Company Securities’ means any publicly traded or quoted shares or debt instruments of the Company (or of any of the Company’s subsidiaries or subsidiary undertakings) or derivatives or other financial instruments linked to any of them, including phantom options.

‘Dealing’ (together with corresponding terms such as ‘Deal’ and ‘Deals’) means any type of transaction in Company Securities, including purchases, sales, the exercise of options, the receipt of shares under share plans, using Company Securities as security for a loan or other obligation and entering into, amending or terminating any agreement in relation to Company Securities (e.g. a Trading Plan).

‘FCA’ means the UK Financial Conduct Authority.

‘General List’ means the list of those employees of the Group who are not PDMR’s and are considered to have access to sensitive information concerning the Group at all times.

‘Insider Closed Period’ means any period during which Inside Information exists.

‘Inside Information’ means information which relates to the Company or the Group or any Company Securities, which is not publicly available, which is likely to have a significant effect on the price of Company Securities or on the price of related derivative financial instruments and which an investor would be likely to use as part of the basis of his or her investment decision.

‘Investment Programme’ means a share acquisition scheme relating only to the Company’s shares under which: (a) shares are purchased by a Restricted Person pursuant to a regular standing order or direct debit or by regular deduction from the person’s salary or director’s fees; or (b) shares are acquired by a Restricted Person by way of a standing election to re-invest dividends or other distributions received; or (c) shares are acquired as part payment of a Restricted Person’s remuneration or director’s fees.

‘MAR Closed Period’ means:

(a)

the period of 30 calendar days before the release of a preliminary announcement of the Company’s annual results or, where no such announcement is released, the period of 30 calendar days before the publication of the Company’s annual financial report; and

(b)	the period of 30 calendar days before the publication of the Company’s half-yearly financial report.

‘Market Abuse Regulation’ means the UK Market Abuse Regulation.

‘Notifiable Transaction’ means any transaction relating to Company Securities conducted for the account of a PDMR or PCA, whether the transaction was conducted by the PDMR or PCA or on his or her behalf by a third party and regardless of whether or not the PDMR or PCA had control over the transaction. This captures every transaction which changes a PDMR’s or PCA’s holding of Company Securities, even if the transaction does not require clearance under this Code. It also includes gifts of Company Securities, the grant of options or share awards, the exercise of options or vesting of share awards and transactions carried out by investment managers or other third parties on behalf of a PDMR, including where discretion is exercised by such investment managers or third parties and including under Trading Plans or Investment Programmes.

‘PCA’ means a person closely associated with a PDMR, being:

(a)	the spouse or civil partner of a PDMR; or

(b)	a PDMR’s child or stepchild under the age of 18 years who is unmarried and does not have a civil partner; or

(c)	a relative who has shared the same household as the PDMR for at least one year on the date of the relevant Dealing; or

(d)

a legal person, trust or partnership, the managerial responsibilities of which are discharged by a PDMR (or by a PCA referred to in paragraphs (A), (B), or (C) of this definition), which is directly or indirectly controlled by such a person, which is set up for the benefit of such a person, or the economic interests of which are substantially equivalent to those of such a person.

‘PDMR’ means a person discharging managerial responsibilities in respect of the Company, being either:

(a)	a member of the board of directors of the Company; or

(b)	a member of the executive committee of the Company.

‘Restricted Period’ means, in respect of each Restricted Project List, the period during which an employee is named on a maintained Restricted Project List.

‘Restricted Person’ means any of:

(a)	a PDMR;

(b)	employees named on a Restricted Project List during the relevant Restricted Period;

(c)	employees named on a Results Project List during the relevant Results Restricted Period;

(d)	employees named on the General List; and/or

(e)	any other person who has been told by the Company that the clearance procedures in Part A of this Code apply to him or her.

‘Restricted Project List’ means the list of those employees of the Group who are considered to have access to sensitive information which is not publicly available and concerns a business transaction or circumstances relating to the Group and which may give rise to or become Inside Information.

‘Results Project List’ means the list of those employees of the Group who are considered to have access to sensitive information concerning the financial results of the Group during a Results Restricted Period.

‘Results Restricted Period’ means any of the following:

(a)

the period of 60 days immediately preceding the preliminary announcement of IHG’s annual results or, if shorter, the period from the end of the relevant financial year up to and including the time of the announcement;

(b)	in relation to half year results, the period from the end of the relevant financial period up to and including the time of the announcement; and

(c)	in relation to Q1 and Q3 Trading Updates, the period of 14 days immediately preceding the announcement.

‘Trading Plan’ means a written plan entered into by a Restricted Person and an independent third party that sets out a strategy for the acquisition and/or disposal of Company Securities by the Restricted Person, and:

(a)	specifies the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in; or

(b)

gives discretion to that independent third party to make trading decisions about the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in; or

(c)	includes a method for determining the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in.

Part A – Clearance procedures

1.	Clearance to Deal

If you are a Restricted Person, the following procedures apply to you:

1.1	You must not Deal for yourself or for anyone else, directly or indirectly, in Company Securities without obtaining clearance from the Company in advance.

1.2

Applications for permission to Deal must be made in writing using the form set out in Appendix 1 and submitting the same to the CLS Team or by email to insiders@ihg.com. An application for permission submitted by email and containing the information required in Appendix 1 will also be acceptable.

1.3

You must not submit an application for permission to Deal if you are in possession of Inside Information. If you become aware that you are or may be in possession of Inside Information after you submit an application, you have a continuous disclosure obligation and must inform the Company Secretary or Deputy Company Secretary as soon as possible, and you must refrain from Dealing even if you have been given clearance.

1.4	If you are in possession of Inside Information, you must not recommend, encourage or induce anybody else to Deal for themselves or for anyone else, directly or indirectly, in Company Securities.

1.5

You will receive a written response to your application, normally within five business days. The Company will not normally give you reasons if you are refused permission to Deal. You must keep any refusal confidential and not discuss it with any other person.

1.6	If you are given clearance, you must Deal as soon as possible and in any event within two business days of receiving clearance.

1.7	Clearance to Deal may be given subject to conditions. Where this is the case, you must observe those conditions when Dealing.

1.8	You must not enter into, amend or cancel a Trading Plan or an Investment Programme under which Company Securities may be purchased or sold unless clearance has been given to do so.

1.9

Different clearance procedures will apply where Dealing is being carried out by the Company in relation to an employee share plan (e.g. if the Company is making an option grant or share award to you, or shares are receivable on vesting under a long-term incentive plan). You will be notified separately of any arrangements for clearance if this applies to you.

1.10

If you act as the trustee of a trust, or are on a Company advisory committee to a trust, you should contact the Company Secretary, Deputy Company Secretary or email insiders@ihg.com about your obligations in respect of any Dealing in Company Securities carried out by the trustee(s) of that trust.

1.11	You should seek further guidance from the Company Secretary, Deputy Company Secretary or email insiders@ihg.com before transacting in:

(a)	units or shares in a collective investment undertaking (e.g. a UCITS or an Alternative Investment Fund) which holds, or might hold, Company Securities; or

(b)	financial instruments which provide exposure to a portfolio of assets which has, or may have, an exposure to Company Securities.

This is the case even if you do not intend to transact in Company Securities by making the relevant investment.

2.	Further guidance

If you are uncertain as to whether or not a particular transaction requires clearance, you must obtain guidance from the Company Secretary, Deputy Company Secretary or email insiders@ihg.com before carrying out that transaction.

APPENDIX 1

InterContinental Hotels Group PLC (the ‘Company’)

Application for Permission to Deal

If you wish to apply for clearance to Deal under the Company’s Dealing Code, please complete the table below and submit this form via email to insiders@ihg.com. By submitting this form, you will be deemed to have confirmed and agreed that:

(i)	the information included in this form is accurate and complete;

(ii)

you are not in possession of Inside Information relating to the Company or any Company Securities and by Dealing, you would not be in breach of any applicable law or regulation in relation to dealing with publicly traded securities;

(iii)	if you are given clearance to Deal and you still wish to Deal, you will do so as soon as possible and in any event within two business days; and

(iv)	if you become aware that you are in possession of Inside Information before you Deal, you will inform the Company Secretary and refrain from Dealing.

NB.	You are also required following any Dealing to notify the Company Secretary, the Deputy Company Secretary or insiders@ihg.com within one working day of the date on which Dealing took place.

Applicant

Name

Contact details	For executive directors and other employees, please include email address and extension number. For non-executive directors, please include email address and telephone number.

Proposed dealing

Description of the security	e.g. a share, ADR, a debt instrument, a derivative or a financial instrument linked to a share or debt instrument.

Number of securities	If actual number is not known, provide a maximum amount (e.g. ‘up to 100 shares’ or ‘up to £1,000 of shares’).

Nature of dealing	Description of the transaction type (e.g. acquisition; disposal; subscription; option exercise; settling a contract for difference; entry into, or amendment or cancellation of, an investment programme or trading plan).

Other details

Please include all other relevant details that might reasonably assist the person considering your application for clearance (e.g. transfer will be for no consideration).

If you are applying for clearance to enter into, amend or cancel an investment programme or trading plan, please provide full details of the relevant programme or plan or attach a copy of its terms.

SIGNATURE:_____________________________ PRINT NAME: _____________________________ DATE: ____/____/20____

Decision taken in relation to the application for permission to deal

Clearance granted:	Yes ☐ No ☐

Designated officer:		(Chair/ Chief Executive/ Director/ Company Secretary)
Date of decision:	____/____/20____

Special conditions attaching to permission: Clearance is granted on the basis that the above transaction is completed no later than close of business on____/____/20____, being two business days following the date of permission.

Part B – Additional provisions for PDMRs

PDMRs are required to seek clearance to deal in accordance with Part A of this Code and, in addition, the provisions of this Part B apply to PDMRs.

1.	Circumstances for refusal

You will not ordinarily be given clearance to Deal in Company Securities during any period when there exists any matter which constitutes Inside Information or during a MAR Closed Period.

2.	Notification of transactions

2.1

You must notify the Company and the FCA in writing of every Notifiable Transaction in Company Securities, which includes transactions where clearance is not required, conducted for your account as follows:

(a)

Notifications to the Company must be made in writing by completing the form set out in Appendix 2 and submitting the same to the CLS Team as soon as practicable and in any event within one business day of the transaction date. A transaction notification submitted by email and containing the information required in Appendix 2 will also be acceptable. You should ensure that your investment managers (whether discretionary or not) notify you of any Notifiable Transactions conducted on your behalf promptly so as to allow you to notify the Company within this time frame.

(b)	Notifications to the FCA must be made within three business days of the transaction date. A copy of the notification form is available from the CLS Team or on the FCA’s website.

(c)

The CLS Team can complete the FCA notification for you provided: (i) they have received your written authority to do so (please use the form of authorisation set out at Appendix 3 and send it to the CLS Team); and (ii) they are informed in writing of the transaction as soon as practicable and in any event within one business day of the transaction date.

2.2	If you are uncertain as to whether or not a particular transaction is a Notifiable Transaction, you must obtain guidance from the Company Secretary, Deputy Company Secretary or insiders@ihg.com.

3.	PCAs and Investment Managers

3.1	You must provide the Company with a list of your PCAs and notify the Company of any changes that need to be made to that list.

3.2

Your PCAs are also required to notify the Company and the FCA in writing, within the time frames given in paragraph 2.1, of every Notifiable Transaction conducted for their account. You should inform your PCAs in writing of this requirement using the template in Appendix 4 and keep a copy.

3.3

The CLS Team can complete the FCA notification on behalf of your PCA provided: (a) they have received written authority from your PCA to do so (the form of authorisation is also included as Schedule 3 to Appendix 4 for completion by your PCA and submission to the CLS Team); and (b) they are informed of the transaction as soon as practicable, and in any event within one business day of the transaction date.

3.4	You should ask your investment managers (whether or not discretionary) not to Deal in Company Securities on your behalf during Closed Periods.

APPENDIX 2

InterContinental Hotels Group PLC

Transaction Notification

Please send your completed form to insiders@ihg.com. If you require any assistance in completing this form, please contact email insiders@ihg.com.

Details of PDMR / person closely associated with them (‘PCA’)

Name		Include first name(s) and last name(s). If the PCA is a legal person, state its full name including legal form as provided for in the register where it is incorporated, if applicable.

Relationship to PDMR		For example, spouse, member of household, etc.

Position / Status		For PDMRs, state job title e.g. CEO, CFO. For PCAs, state that the notification concerns a PCA and the name and position of the relevant PDMR.

Initial notification / amendment		Please indicate if this is an initial notification or an amendment to a prior notification. If this is an amendment, please explain the previous error that this amendment has corrected.

Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

Description of the financial instrument		State the nature of the instrument e.g. a share, a debt instrument, a derivative or a financial instrument linked to a share or debt instrument.

Nature of transaction

Description of the transaction type e.g. acquisition, disposal, subscription, contract for difference, etc.

If the transaction was conducted pursuant to an investment programme or a trading plan, please indicate that fact and provide the date on which the relevant investment programme or trading plan was entered into.

Price(s) and volume(s)	Price (s)	Volume(s)

Where more than one transaction of the same nature (purchase, disposal, etc.) of the same financial instrument are executed on the same day and at the same place of transaction, prices and volumes of these transactions should be separately identified in the table above, using as many lines as needed. Do not aggregate or net off transactions. In each case, please specify the currency and the metric for quantity.

Aggregated information Aggregated volume Price

Please aggregate the volumes of multiple transactions

when these transactions:

– relate to the same financial instrument;

– are of the same nature;

– are executed on the same day; and

– are executed at the same place of transaction.

Please state the metric for quantity.

Please provide:

– in the case of a single transaction, the price of the single transaction; and

– in the case where the volumes of multiple transactions are aggregated, the weighted average price of the aggregated transactions.

Please state the currency.

Date of the transaction	Date of the particular day of execution of the notified transaction, using the date format: YYYY-MM-DD and please specify the time zone.

Place of the transaction	Please name the trading venue where the transaction was executed. If the transaction was not executed on any trading venue, please state ‘outside a trading venue’ in this box.

APPENDIX 3

FCA notification authorisation

The Company Secretary

InterContinental Hotels Group PLC (‘IHG’)

1 Windsor Dials

Arthur Road

Windsor, Berkshire SL4 1RS

Dear [name of Company Secretary]

Notification of transaction to the Financial Conduct Authority (‘FCA’)

I hereby confirm that I grant permission for IHG to complete the notification required to be submitted to the FCA relating to dealing in IHG securities, following receipt from me of a Transaction Notification.

Yours faithfully

DATE:	____/_______________________/20______

PRINT NAME:

SIGNATURE:

APPENDIX 4

Pro-forma letter from PDMRs to PCAs

[PCA NAME AND ADDRESS]

DATE: ____/______/20_____

Dear [PCA NAME]

InterContinental Hotels Group PLC – Transactions in the Company’s shares or debt instruments and related financial instruments

I am a person discharging managerial responsibility in relation to InterContinental Hotels Group PLC (the ‘Company’). For the purposes of the UK Market Abuse Regulation (MAR), you are a person closely associated with me.

1.	Notification of transactions

MAR requires you, as a person closely associated with me, to notify the Company and the Financial Conduct Authority (‘FCA’) of the occurrence of all transactions conducted on your own account in the Company’s shares or debt instruments, or derivatives or any other financial instruments relating to those shares or debt instruments. The Company must in turn announce the information. Schedule 1 to this letter sets out a non-exhaustive indicative list of the types of transactions which are notifiable.

Under MAR, notification must be made promptly to the Company and FCA within three working days of the transaction taking place. The Company in turn must notify the market within two working days of the notification. The Company requires the notification to be made to it within one working day of the day on which the transaction occurred, in order to give it time to comply with its obligation to notify the market.

Your notification must contain the following information:

•	your name;

•	the Company’s name;

•	the reason for the notification;

•	a description of, and the identifier of, the financial instrument;

•	the nature of the transaction (for example, acquisition or disposal);

•	the date and place of the transaction; and

•	the price and volume of the transaction;

I attach at Schedule 2 a form for disclosure of transactions, which you should complete as appropriate. Completed forms should be addressed to the Company at its registered office, marked for the attention of the Company Secretary, and delivered by hand to the Company Secretary or Deputy Company Secretary, or scanned and emailed to insiders@ihg.com. Following receipt of the information from you, the Company will notify the market. If you have any questions on these notification obligations or their application, please contact insiders@ihg.com or the Company Secretary at +44(0)1753 972 000.

The same notification must also be sent to the FCA using the email address on their website. If you wish, the Company will do this on your behalf, although you will retain responsibility for ensuring that your obligations have been complied with. The Company can complete this notification for you provided: (i) it has received your written authority to do so (please complete and deliver the form of authorisation set out at Schedule 3 by hand to the Company Secretary or Deputy Company Secretary, or scan and email it to insiders@ihg.com); and (ii) it is informed of the transaction as soon as practicable and in any event within one business day of the transaction date.

These notification obligations are in addition to any disclosure obligation you may have under DTR 5 as a major shareholder to disclose voting rights in respect of the Company’s shares of 3 per cent or more.

Yours sincerely

[PDMRs NAME]

Schedule 1

Non-exhaustive list of notifiable transactions

Transaction

An acquisition, disposal, short sale, subscription or exchange

The acceptance or exercise of a share option or award, including of a share option/award granted to managers or employees as part of their remuneration package, and the disposal of shares stemming from the exercise and/or vesting of a share option/award

Entering into or exercising equity swaps

Transactions in or related to derivatives, including cash-settled transactions

Entering into a contract for difference on a financial instrument of the Company

The acquisition, disposal or exercise of rights, including put and call options, and warrants

Subscriptions to a capital increase or debt instrument issuance

Transactions in derivatives and financial instruments linked to a debt instrument of the concerned issuer, including credit default swaps

Conditional transactions, upon the occurrence of the conditions and actual execution of the transactions

Automatic or non-automatic conversion of a financial instrument into another financial instrument, including the exchange of convertible bonds to shares

Gifts and donations made or received, and inheritance received

Transactions executed in index-related products, baskets and derivatives

Transactions executed by a manager of an alternative investment fund in which the PDMR or its PCA has invested

Transactions executed in shares or units of investment funds, including alternative investment funds (AIFs)

Transactions executed by a third party under an individual portfolio or asset management mandate on behalf or for the benefit of a PDMR or their PCA

Borrowing or lending of shares or debt instruments of the Company or derivatives or other financial instruments linked to them

The pledging or lending of financial instruments by a PDMR or a PCA. A pledge or similar security interest, of financial instruments in connection with the depositing of the financial instruments in a custody account does not need to be notified, unless and until such time that such pledge or other security interest is designated to secure a specific credit facility

Transactions undertaken by persons professionally arranging or executing transactions or by another person on behalf of a PDMR or a PCA, including where discretion is exercised

Schedule 2

InterContinental Hotels Group PLC

Transaction Notification

Please send your completed form to insiders@ihg.com. If you require any assistance in completing this form, please contact email insiders@ihg.com.

Details of PDMR / person closely associated with them (‘PCA’)

Name		Include first name(s) and last name(s). If the PCA is a legal person, state its full name including legal form as provided for in the register where it is incorporated, if applicable.

Relationship to PDMR		For example, spouse, member of household, etc.

Position / Status		For PDMRs, state job title e.g. CEO, CFO. For PCAs, state that the notification concerns a PCA and the name and position of the relevant PDMR.

Initial notification / amendment		Please indicate if this is an initial notification or an amendment to a prior notification. If this is an amendment, please explain the previous error that this amendment has corrected.

Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

Description of the financial instrument		State the nature of the instrument e.g. a share, a debt instrument, a derivative or a financial instrument linked to a share or debt instrument.

Nature of transaction

Description of the transaction type e.g. acquisition, disposal, subscription, contract for difference, etc.

If the transaction was conducted pursuant to an investment programme or a trading plan, please indicate that fact and provide the date on which the relevant investment programme or trading plan was entered into.

Price(s) and volume(s)	Price (s)	Volume(s)

Where more than one transaction of the same nature (purchase, disposal, etc.) of the same financial instrument are executed on the same day and at the same place of transaction, prices and volumes of these transactions should be separately identified in the table above, using as many lines as needed. Do not aggregate or net off transactions. In each case, please specify the currency and the metric for quantity.

Aggregated information Aggregated volume Price

Please aggregate the volumes of multiple transactions

when these transactions:

– relate to the same financial instrument;

– are of the same nature;

– are executed on the same day; and

– are executed at the same place of transaction.

Please state the metric for quantity.

Please provide:

– in the case of a single transaction, the price of the single transaction; and

– in the case where the volumes of multiple transactions are aggregated, the weighted average price of the aggregated transactions.

Please state the currency.

Date of the transaction	Date of the particular day of execution of the notified transaction, using the date format: YYYY-MM-DD and please specify the time zone.

Place of the transaction	Please name the trading venue where the transaction was executed. If the transaction was not executed on any trading venue, please state ‘outside a trading venue’ in this box.

Schedule 3

FCA notification authorisation

The Company Secretary

InterContinental Hotels Group PLC

1 Windsor Dials

Arthur Road

Windsor, Berkshire SL4 1RS

Dear [name of Company Secretary]

Notification of transaction to the Financial Conduct Authority (‘FCA’)

I hereby confirm that I grant permission for IHG to complete the notification required to be submitted to the FCA relating to dealing in IHG securities, following receipt from me of a Transaction Notification.

Yours faithfully

DATE:	____/_______________________/20______

PRINT NAME:

SIGNATURE:

CODE OF PRACTICE FOR DEALING IN

INTERCONTINENTAL HOTELS GROUP PLC

SECURITIES

Restricted Employees

IN ACCORDANCE WITH THE

MARKET ABUSE REGULATIONS

EFFECTIVE 3 JULY 2016

InterContinental Hotels Group PLC

1 Windsor Dials

Arthur Road

Windsor, Berkshire SL4 1RS

Telephone: 01753 972 000

Email:    insiders@ihg.com

Effective: 3 July 2016

Last updated: January 2025

CONTENTS

Section:	Applies to:	Page:

Introduction	All	2

Glossary	All	2

Clearance procedures 1. Clearance to Deal 2. Further guidance	All	5

Appendix 1 – Application for Permission to Deal	All	7

Introduction

The purpose of this Code is to ensure that certain employees of InterContinental Hotels Group PLC (‘IHG’ or the ‘Company’) and its subsidiaries (together the ‘Group’), do not abuse, and do not place themselves under suspicion of abusing, Inside Information and comply with their obligations under the Market Abuse Regulation.

This Code contains the Dealing clearance procedures that must be observed by the Company’s employees who have been told that the clearance procedures apply to them (known together with PDMRs as ‘Restricted Persons’). This means that there will be certain times when such persons cannot deal in IHG shares or other Company Securities.

Failure by any person who is subject to this Code to observe and comply with its requirements may result in disciplinary action. Depending on the circumstances, such noncompliance may also mean that you and any other person involved in a prohibited dealing has committed a civil and/or criminal offence.

If you are not sure whether this Code is applicable to you, please refer to the definition of “Restricted Persons” below or speak to the CLS Team.

Glossary

Defined Terms:

‘CLS Team’ means any of the Company Secretary, Deputy Company Secretary, and members of the Corporate Legal and Secretariat team.

‘Company Securities’ means any publicly traded or quoted shares or debt instruments of the Company (or of any of the Company’s subsidiaries or subsidiary undertakings) or derivatives or other financial instruments linked to any of them, including phantom options.

‘Dealing’ (together with corresponding terms such as ‘Deal’ and ‘Deals’) means any type of transaction in Company Securities, including purchases, sales, the exercise of options, the receipt of shares under share plans, using Company Securities as security for a loan or other obligation and entering into, amending or terminating any agreement in relation to Company Securities (e.g. a Trading Plan).

‘General List’ means the list of those employees of the Group who are not PDMRs and are considered to have access to sensitive information concerning the Group at all times.

‘Inside Information’ means information which relates to the Company or the Group or any Company Securities, which is not publicly available, which is likely to have a significant effect on the price of Company Securities or on the price of related derivative financial instruments and which an investor would be likely to use as part of the basis of his or her investment decision.

‘Investment Programme’ means a share acquisition scheme relating only to the Company’s shares under which: (a) shares are purchased by a Restricted Person pursuant to a regular standing order or direct debit or by regular deduction from the person’s salary or director’s fees; or (b) shares are acquired by a Restricted Person by way of a standing election to re-invest dividends or other distributions received; or (c) shares are acquired as part payment of a Restricted Person’s remuneration or director’s fees.

2

‘Market Abuse Regulation’ means the UK Market Abuse Regulation.

‘PDMR’ means a person discharging managerial responsibilities in respect of the Company, being either:

(a)	a member of the board of directors of the Company; or

(b)	a member of the executive committee of the Company.

‘Restricted Period’ means, in respect of each Restricted Project List, the period during which an employee is named on a maintained Restricted Project List.

‘Restricted Person’ means:

(a)	a PDMR;

(b)	employees named on a Restricted Project List during the relevant Restricted Period;

(c)	employees named on a Results Project List during the relevant Results Restricted Period;

(d)	employees named on the General List; and/or

(e)	any other person who has been told by the Company that the clearance procedures apply to him or her.

‘Restricted Project List’ means the list of those employees of the Group who are considered to have access to sensitive information which is not publicly available and concerns a business transaction or circumstances relating to the Group and which may give rise to or become Inside Information.

‘Results Project List’ means the list of those employees of the Group who are considered to have access to sensitive information concerning the financial results of the Group during a Results Restricted Period.

‘Results Restricted Period’ means any of the following:

(a)

the period of 60 days immediately preceding the preliminary announcement of IHG’s annual results or, if shorter, the period from the end of the relevant financial year up to and including the time of the announcement;

(b)	in relation to half year results, the period from the end of the relevant financial period up to and including the time of the announcement; and

(c)	in relation to Q1 and Q3 Trading Updates, the period of 14 days immediately preceding the announcement.

‘Trading Plan’ means a written plan entered into by a Restricted Person and an independent third party that sets out a strategy for the acquisition and/or disposal of Company Securities by the Restricted Person, and:

(a)	specifies the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in; or

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(b)

gives discretion to that independent third party to make trading decisions about the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in; or

(c)	includes a method for determining the amount of Company Securities to be dealt in and the price at which and the date on which the Company Securities are to be dealt in.

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Clearance procedures

1.	Clearance to Deal

If you are a Restricted Person, the following procedures apply to you:

1.1	You must not Deal for yourself or for anyone else, directly or indirectly, in Company Securities without obtaining clearance from the Company in advance.

1.2

Applications for permission to Deal must be made in writing using the form set out in Appendix 1 and submitting the same to the CLS Team or by email to insiders@ihg.com. An application for permission submitted by email and containing the information required in Appendix 1 will also be acceptable.

1.3

You must not submit an application for permission to Deal if you are in possession of Inside Information. If you become aware that you are or may be in possession of Inside Information after you submit an application, you have a continuous disclosure obligation and must inform the Company Secretary or Deputy Company Secretary as soon as possible, and you must refrain from Dealing even if you have been given clearance.

1.4	If you are in possession of Inside Information, you must not recommend, encourage or induce anybody else to Deal for themselves or for anyone else, directly or indirectly, in Company Securities.

1.5

You will receive a written response to your application, normally within five business days. The Company will not normally give you reasons if you are refused permission to Deal. You must keep any refusal confidential and not discuss it with any other person.

1.6	If you are given clearance, you must Deal as soon as possible and in any event within two business days of receiving clearance.

1.7	Clearance to Deal may be given subject to conditions. Where this is the case, you must observe those conditions when Dealing.

1.8	You must not enter into, amend or cancel a Trading Plan or an Investment Programme under which Company Securities may be purchased or sold unless clearance has been given to do so.

1.9

Different clearance procedures will apply where Dealing is being carried out by the Company in relation to an employee share plan (e.g. if the Company is making an option grant or share award to you, or shares are receivable on vesting under a long-term incentive plan). You will be notified separately of any arrangements for clearance if this applies to you.

1.10

If you act as the trustee of a trust, or are on a Company advisory committee to a trust, you should contact the Company Secretary, Deputy Company Secretary or email insiders@ihg.com about your obligations in respect of any Dealing in Company Securities carried out by the trustee(s) of that trust.

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1.11	You should seek further guidance from the Company Secretary, Deputy Company Secretary or email insiders@ihg.com before transacting in:

(a)	units or shares in a collective investment undertaking (e.g. a UCITS or an Alternative Investment Fund) which holds, or might hold, Company Securities; or

(b)	financial instruments which provide exposure to a portfolio of assets which has, or may have, an exposure to Company Securities.

This is the case even if you do not intend to transact in Company Securities by making the relevant investment.

2.	Further guidance

If you are uncertain as to whether or not a particular transaction requires clearance, you must obtain guidance from the Company Secretary, Deputy Company Secretary or email insiders@ihg.com before carrying out that transaction.

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APPENDIX 1

InterContinental Hotels Group PLC (the ‘Company’)

Application for Permission to Deal

Restricted Employee

If you wish to apply for clearance to Deal under the Company’s Dealing Code, please complete the table below and submit this form via email to insiders@ihg.com. By submitting this form, you will be deemed to have confirmed and agreed that:

(i)	the information included in this form is accurate and complete;

(ii)

you are not in possession of Inside Information relating to the Company or any Company Securities and by Dealing, you would not be in breach of any applicable law or regulation in relation to dealing with publicly traded securities;

(iii)	if you are given clearance to Deal and you still wish to Deal, you will do so as soon as possible and in any event within two business days; and

(iv)	if you become aware that you are in possession of Inside Information before you Deal, you will inform the Company Secretary and refrain from Dealing.

NB. If you are a PDMR, you are also required following any Dealing to notify the Company Secretary, the Deputy Company Secretary or insiders@ihg.com within one working day of the date on which Dealing took place.

Applicant

Name

Contact details	For executive directors and other employees, please include email address and extension number. For non-executive directors, please include email address and telephone number.

Proposed dealing

Description of the security	e.g. a share, ADR, a debt instrument, a derivative or a financial instrument linked to a share or debt instrument.

Number of securities	If actual number is not known, provide a maximum amount (e.g. ‘up to 100 shares’ or ‘up to £1,000 of shares’).

Nature of dealing	Description of the transaction type (e.g. acquisition; disposal; subscription; option exercise; settling a contract for difference; entry into, or amendment or cancellation of, an investment programme or trading plan).

Estimated number of securities held after this transaction	If actual number is not known, provide a maximum amount (e.g. ‘up to 100 shares’ or ‘up to £1,000 of shares’).

Other details

Please include all other relevant details that might reasonably assist the person considering your application for clearance (e.g. transfer will be for no consideration).

If you are applying for clearance to enter into, amend or cancel an investment programme or trading plan, please provide full details of the relevant programme or plan or attach a copy of its terms.

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SIGNATURE:_____________________________ PRINT NAME: _____________________________ DATE: ____/____/20____

Decision taken in relation to the application for permission to deal

Clearance granted:	Yes ☐ No ☐

Designated officer:		(Chair/ Chief Executive/ Director/ Company Secretary)

Date of decision:	____/____/20____

Special conditions attaching to permission: Clearance is granted on the basis that the above transaction is completed no later than close of business on____/____/20____, being two business days following the date of permission

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